MONTHLY SERVICER'S CERTIFICATE
                         ------------------------------
                      (This represents Series 1998-A only)

                      Monthly Period Ending NOVEMBER 30, 1999
                                            ----------------
                      Bank of America National Association
                      ------------------------------------

                           BA MASTER CREDIT CARD TRUST
                           ---------------------------


                  1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04 (b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

                  2. Bank of America National Association is Servicer under the Pooling and Servicing Agreement.

                  3. The undersigned is a Servicing Officer.

                  4. The date of this Certificate is a Determination Date under the Pooling and Servicing Agreement.

                  5. The aggregate amount of Collections
processed during the preceding Monthly Period was equal to
(excluding Annual Membership Fees and Interchange)............$ 1,428,620,558.11
                                                                  --------------

                  6. The Aggregate Investor Percentage of
Receivables processed by the Servicer during the preceding
Monthly Period was equal to.....................................$ 121,538,638.14
                                                                  --------------

                  7. The Aggregate Investor Percentage of
Collections of Finance Charge Receivables processed by the
Servicer during the preceding Monthly Period was equal to
(excluding Annual Membership Fees and Interchange)...............$ 11,531,319.85
                                                                  --------------

                  8. The aggregate amount of Receivables
processed by the Servicer as of the end of the last day
of the preceding Monthly Period................................$1,523,517,870.82
                                                                  --------------

                  9. Of the  balance on deposit in the
Finance  Charge  Account, the amount  attributable  to
the Aggregate  Investor  Percentage of  Collections
processed by the Servicer during the preceding Monthly
Period ..........................................................$ 13,511,282.64
                                                                  --------------

                  10. Of the balance on deposit in the
Principal  Account,  the amount   attributable  to  the
Aggregate  Investor  Percentage  of  Collections
processed by the Servicer during the preceding Monthly
Period..........................................................$ 102,570,199.17
                                                                  --------------

                  11. The aggregate amount, if any, of
withdrawals, drawings or payments under any Credit
Enhancement, if any, required to be made with respect to
any Series outstanding for the preceding Monthly Period..........$          0.00
                                                                  --------------

                  12. The Aggregate Investor Percentage
of  Collections  of Principal  Receivables  processed
by the  Servicer  during the related  Monthly Period is
equal to.................................................... ...$ 102,570,199.17
                                                                  --------------

                  13. The amount equal to the Aggregate
Investor Percentage of Annual Membership Fees deposited
to the Finance Charge Account or any Series Account on
or before the Transfer Date during the current month is
equal to.........................................................$    205,436.18
                                                                  --------------

                  14. The aggregate amount of Interchange
to be deposited in the Finance Charge Account on the
Transfer Date of the current month is equal to...................$  1,774,526.61
                                                                  --------------

                  15. The aggregate amount of all sums
payable to the Investor Certificateholder of each Series
on the succeeding Distribution Date with respect to
Certificate Principal............................................$          0.00
                                                                  --------------

                  16. The aggregate amount of all sums
payable to the Investor Certificateholder of each
Series on the succeeding Distribution Date with respect
to Certificate Interest..........................................$  3,468,750.00
                                                                  --------------

                  17. The aggregate amount of Default
Amounts processed by the Servicer as of the end of the
last day of the preceding Monthly Period.........................$ 55,879,539.18
                                                                  --------------

                  18. To the knowledge of the undersigned,
there are no Liens on any Receivables in the Trust except
as described below:                                                        None



                  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of DECEMBER, 1999.
                                --------------------------

                                     BANK OF AMERICA NATIONAL ASSOCIATION

                                     Transferor and Servicer

                                     By:  /s/ DAVID M. BELK
                                     ----------------------
                                     Name:  David M. Belk
                                     Title: Senior Vice President